EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Scientific Industries, Inc. and its Subsidiaries dated October 14, 2021, appearing in the Annual Report on Form 10-K of Scientific Industries, Inc. for the year ended June 30, 2021.

Nussbaum Berg Klein & Wolpow, CPAs LLP

/s/ Nussbaum Berg Klein & Wolpow, CPAs LLP

Melville, New York

June 22, 2022